UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 23, 2021

Kennametal Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-5318	25-0900168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 William Penn Place
Suite 3300
Pittsburgh, Pennsylvania	15219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 248-8000

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Capital Stock, par value $1.25 per share	KMT	New York Stock Exchange
Preferred Stock Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into Material Definitive Agreement.

On February 23, 2021 Kennametal Inc., a Pennsylvania corporation (“Kennametal” or the “Company”), completed the public offer and sale of $300,000,000 aggregate principal amount of its 2.800% Senior Notes due March 1, 2031 (the “Notes”). The net proceeds to the Company from the sale of the Notes, after deducting the Underwriters’ discount and the estimated offering expenses payable by Kennametal, are approximately $296,933,630. Kennametal intends to use the net proceeds from the sale of the Notes, plus cash on hand, for the repayment or redemption of its outstanding 3.875% Senior Notes due 2022, and for general corporate purposes. Pending such use by the Company of the net proceeds, the Company may use the net proceeds to reduce its outstanding indebtedness, or the Company may invest the net proceeds in short-term investments.

The Notes were issued pursuant to an Indenture dated February 14, 2012 (the “Base Indenture”) between Kennametal and U.S. Bank National Association (“U.S. Bank”), as trustee, as supplemented by the Fourth Supplemental Indenture dated February 23, 2021 (the “Fourth Supplemental Indenture”) between Kennametal and U.S. Bank, as trustee. Kennametal may issue additional debt securities from time to time pursuant to the Base Indenture.

The foregoing description of the Fourth Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of such document, a copy of which and the form of the Note are filed as Exhibits 4.1 and 4.2, respectively, to this report on Form 8-K, and are incorporated herein by reference into the Registration Statement No. 333-248209 (the “Registration Statement”).

Item 2.03.	Creation of Direct Financial Obligation.

The information set forth in Item 1.01 above with respect to the Notes, the Base Indenture and the Fourth Supplemental Indenture is incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation.

Item 8.01.	Other Events.

The Notes were sold pursuant to an Underwriting Agreement dated February 8, 2021 (the “Underwriting Agreement”) by and among the Company and BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule 1 thereto (the “Underwriters”). The Underwriting Agreement contains customary representations, warranties and covenants by Kennametal. It also provides for customary indemnification by each of Kennametal and the Underwriters against certain liabilities and customary contribution provisions with respect to those liabilities.

From time to time, in the ordinary course of their respective businesses, certain of the Underwriters and their affiliates have engaged in, and may in the future engage in, commercial banking, derivatives and/or financial advisory, investment banking and other commercial transactions and services with Kennametal and its affiliates. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, a copy of which is filed as Exhibit 1.1, to this report on Form 8-K.

A copy of the legality opinion delivered by McGuireWoods LLP, special counsel to the Company in connection with the issuance of the Notes, is attached hereto as Exhibit 5.1.

This Current Report on Form 8-K is being filed for the purpose of filing the attached documents in connection with the issuance of the Notes as exhibits to the Registration Statement, and such exhibits are hereby incorporated by reference into the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated February 8, 2021 by and among Kennametal Inc. and BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule 1 thereto*

4.1	Fourth Supplemental Indenture dated February 23, 2021 between Kennametal Inc. and U.S. Bank National Association*

4.2	Form of 2.800% Senior Note due March 1, 2031 (form included in Fourth Supplemental Indenture being filed herewith as Exhibit 4.1)*

5.1	Opinion of McGuireWoods LLP*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNAMETAL INC.

Date: February 23, 2021	By:	/s/ Michelle R. Keating
Michelle R. Keating
Vice President, Secretary and General Counsel